EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-02934, 333-02860, 333-96645 and 333-128103) on Form S-8, of our reports dated February 15, 2006, relating to the consolidated financial statements and management’s report on internal control over financial reporting appearing in this Annual Report on Form 10-K of USANA Health Sciences, Inc. for the year ended December 31, 2005.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
March 1, 2006